Exhibit 23.B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-158205) and Form S-8 (File Nos. 333-168695, 333-162995, 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-64240, 333-31060) of El Paso Corporation of the following reports:
•	Our report dated February 20, 2009, relating to the consolidated financial statements of Four Star Oil & Gas Company which appears in this Form 10-K
•	Our report dated February 25, 2011, relating to the consolidated financial statements of Citrus Corp. and Subsidiaries which appears in this Form 10-K
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2011